EXHIBIT 11.1

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                   NETCOM ON-LINE COMMUNICATION SERVICES, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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                                                                                  Year ended
                                                                                 December 31,
                                                             -------------------------------------------------
                                                                   1996              1995               1994
                                                             --------------     --------------    ------------

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Net income (loss) ........................................      (44,265,000)    $  (14,064,000)   $   (100,000)
                                                             ==============     ==============    ============

Computation of weighted average
    common and common equivalent
    shares outstanding:
        Common stock .....................................       11,498,000          8,350,000       3,606,000
        Options ..........................................                -                  -               -
        Option shares related to
            SAB No. 55, 64, and 83 .......................                -                  -         671,000
        Convertible preferred shares
            related to SAB No. 55, 64,
            and 83 .......................................                -                  -       1,650,000
Total weighted average common
    and common equivalent shares
    outstanding ..........................................       11,498,000          8,350,000       5,927,000
                                                             --------------     --------------    ------------
Net income (loss) per share ..............................   $        (3.85)    $        (1.68)   $      (0.02)
                                                             ==============     ==============    ============

For each of the three years presented above, there is no difference between primary and fully diluted earnings per share.
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